EXHIBIT 10.6

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT ("Agreement") is made and entered into as of the 19th day of October, 1998 by and between Oasis Resorts International Inc., a Nevada corporation (hereinafter "Oasis"), and Flexweight Corporation, a Kansas corporation ("Flexweight"). Oasis and Flexweight are hereinafter sometimes referred to collectively as the "Constituent Corporations."

         WHEREAS, Flexweight is a privately-held company;  and,

         WHEREAS, Oasis is a recently formed privately-held Nevada corporation; and,

         WHEREAS, the Boards of Directors of Flexweight and Oasis have determined that it is advisable that Flexweight merge with and into Oasis, and that the shareholders of Flexweight exchange their shares of the capital stock of Flexweight for shares of the capital stock of Oasis. The transaction contemplated hereby is hereinafter referred to as the "Merger"; and,


         WHEREAS, the Constituent Corporations desire to enter into and adopt this Merger Agreement for the purpose of setting forth certain terms and provisions that will govern the Merger and to consummate the Merger as a "change in domicile merger" in accordance with the provisions of Section 368 (a)(2)(F) of the Internal Revenue Code of 1986, as amended (the "Code"); and,

         WHEREAS, the principal purpose of the Merger is to effectuate a change in corporate domicile from Kansas to Nevada.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth, in accordance with the business corporation law of the State of Nevada and the State of Kansas, and for the purpose of setting forth the terms and conditions of the Merger, the mode of completing the Merger, and the manner of converting the shares of the capital stock of Flexweight into shares of capital stock of Oasis, the parties agree as follows:

1.    The Reorganization

      1.1 The Effective Time. The Merger shall be accomplished by filing appropriate articles of merger with the Secretary of State of the State of Nevada and the Secretary of State of the State of Kansas in the form provided for by the business corporation laws of such States as soon as practicable after execution of this Merger Agreement. The term "Effective Time" shall mean the time at which all necessary Certificates of Merger have been issued by the Secretary of State of the State of Nevada and the Secretary of State of the State of Kansas.
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      1.2      Manner of Merger.  At the Effective Time, Flexweight shall be merged into Oasis, which shall be the corporation that survives the Merger. The corporate existence of Oasis with all its purposes, powers and objects shall continue unaffected and unimpaired by the Merger; and, as the corporation surviving the Merger, Oasis shall be governed by the laws of the State of Nevada and shall succeed to all rights, assets, liabilities and obligations of Flexweight, as provided in the business corporation laws of the State of Kansas. The separate existence and corporate organizations of Oasis and Flexweight shall cease at the Effective Time, and thereafter Oasis shall continue as Oasis under the laws of the State of Nevada under the new name of Oasis Resorts International Inc., a Nevada corporation. All the property, real, personal, and mixed, and all debts of other obligations due to Flexweight, shall be transferred to and shall be vested in Oasis, without further act or deed, as provided in the business corporation laws of the States of Nevada and Kansas.

      1.3      Articles of Incorporation and Bylaws of Oasis.

               (a) At the Effective Time, the Articles of Incorporation, as amended, and By-Laws of Oasis, copies of which are attached hereto as Exhibits "A" and "B" respectively, and incorporated herein by reference, shall become the surviving Articles and By-Laws of the Constituent Corporations.

               (b) The directors and officers of Oasis as of the Effective Time shall be the directors and officers of Flexweight, until their successors shall have been elected and qualified, or as otherwise provided by the General Corporation Law of the State of Nevada and in the Bylaws of Oasis. If at the Effective Time a vacancy exists in the Board of Directors or in any of the offices of Oasis, such vacancy shall thereafter be filled in the manner provided in the Bylaws of Oasis.

      1.4 Status and Conversion of Shares. The manner of converting the shares of capital stock of Flexweight outstanding immediately prior to the Merger into shares of common stock of Oasis shall be as follows:

               (a) At the Effective Time, each share of the issued and outstanding $0.10 par value common stock of Flexweight shall, by virtue of the Merger and without any action on the part of the holder thereof, become and be converted into one (1) share of the $.001 par value common stock of Oasis.

               (b) Any shares of the capital stock of Flexweight held in treasury as of the Effective Time shall become an equal number of shares held in the treasury of Oasis.
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               (c)    After the Effective Time, each holder of a certificate or
                      certificates theretofore representing outstanding shares of the capital stock of Flexweight may surrender such certificate or certificates to such agent or agents as shall be appointed by Oasis (the "Exchange Agent"), and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of capital stock of Oasis into which the shares of capital stock of Flexweight theretofore represented by the certificates so surrendered have been converted.

               (d) If any certificate evidencing shares of the capital stock of Flexweight is to be issued in a name other than the name in which the certificate surrendered is registered, the certificate so surrendered shall be properly endorsed and shall otherwise be in proper form for transfer. The person requesting the transfer shall pay to the Exchange Agent any transfer or other fees or taxes required by reason of the issuance of a certificate in name other than that of the registered holder of the certificate surrendered.

               (e) Oasis may, without notice to any person, terminate all exchange agencies at any time after 120 days following the Effective Time. After such termination, all exchanges, payments and notices provided for in this Agreement to be made to or by the Exchange Agent shall be made to or by Oasis or its agent.

               (f) On or before October 19, 1998, notice of the proposed merger will be given to all shareholders of record of Flexweight, and such holders of a majority of the outstanding shares of the $0.10 par value common stock, representing all classes of capital stock of Flexweight entitled to vote on and approve or reject the Merger. In such Notice to Shareholders, all Flexweight shareholders, shall be made aware of any dissenter's rights under Kansas law and, in particular, that they will have waived any dissenter's rights under the Business Corporation Act of the State of Kansas by voting in favor of such merger.

               (g) The sole share of $.001 par value common stock of Oasis owned by Flexweight shall be canceled as of the Effective Time and shall not thereafter be issued or outstanding.
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2.    Miscellaneous

       2.1 Amendments. This Merger Agreement may be amended with the approval of the Boards of Directors of the Constituent Corporations at any time before or after the approval hereof by their respective shareholders, but after any such approval no amendment shall be made that substantially and adversely changes the terms hereof as to any party without the approval of the shareholders of such party.

       2.2 Extension; Waiver. At any time before the Effective Time, the Board of Directors of either of the Constituent Corporations may
              (a) extend the time for the performance of any of the obligations or other acts of another party hereto, or (b) waive compliance by another party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed and delivered on behalf of such party.

              IN WITNESS WHEREOF, the Constituent Corporations have executed this Merger Agreement as of the day and year first above written.

                                           "Oasis"
                                           Oasis Resorts International Inc.,
                                           a Nevada corporation



                                           By: /s/    Fred G. Luke
                                           Name:      Fred G. Luke
                                           Title:     President

                                           "Flexweight"
                                           Flexweight Corporation,
                                           a Kansas corporation



                                           By:  /s/   Walter G. Sanders
                                           Name:      Walter G. Sanders
                                           Title:     President/CEO